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                                                                   EXHIBIT 99.10

KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402



            Consent of Independent Registered Public Accounting Firm



The Board of Directors of
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:


We consent to the use of our report dated March 10, 2005 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries and our report dated March 25, 2005 on the financial statements of Variable Annuity Account incorporated by reference herein and to the reference to our Firm under the heading "Auditors" in Part B of the Registration Statement.

Our report dated March 10, 2005 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries refers to the adoption, effective January 1, 2004, of Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.


                                                /s/ KPMG LLP
                                                KPMG LLP


Minneapolis, Minnesota
September 28, 2005